                                                                     Exhibit 4.2














                                 PUBLICARD, INC.

                                   Rights Plan



                                  Exh. 4.2 - 1

                                   RIGHTS PLAN

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
Section 1.        Certain Definitions....................................................................1

Section 2.        Issuance of Right Certificates.........................................................3

Section 3.        Form of Right Certificates.............................................................4

Section 4.        Countersignature and Registration......................................................4

Section 5.        Transfer, Split Up, Combination and Exchange of Right Certificates;

                  Mutilated, Destroyed, Lost or Stolen Right Certificates................................4

Section 6.        Distribution of Realization Event Proceeds.............................................5

Section 7.        Cancellation and Destruction of Right Certificates.....................................5

Section 8.        Consolidation or Merger................................................................5

Section 9.        Agreement of Right Holders.............................................................5

Section 10.       Rights Holder Not Deemed a Stockholder.................................................6

Section 11.       Notices................................................................................6

Section 12.       Supplements and Amendments.............................................................6

Section 13.       Successors.............................................................................6

Section 14.       Benefits of this Plan..................................................................6

Section 15.       Severability...........................................................................6

Section 16.       Governing Law..........................................................................6

Section 17.       Descriptive Headings...................................................................7

EXHIBIT A         Form of Right Certificate for U.S. Investors
EXHIBIT B         Form of Right Certificate for Foreign Investors


                                  Exh. 4.2 - 2

                                   RIGHTS PLAN


         Rights Plan (the "Plan"), adopted as of November 1, 2000, by PubliCARD, Inc., a Pennsylvania corporation (the "Company").

         The Board of Directors of the Company has authorized the issuance of up to One Hundred (100) participation rights (each a "Right" and collectively the "Rights"), each representing the right to participate in the appreciation realized by the Company on its investment in TECSEC (as defined below), upon the terms and subject to the conditions set forth in this Plan.

         Accordingly, the Plan is hereby adopted with the following terms and conditions:

                  Section 1. Certain Definitions. For purposes of this Plan, the following terms have the meanings indicated:

                           (a) "Affiliate" shall have the meaning ascribed to
such term in Rule 12b-2 of the General Rules and Regulations, as in effect on the date of this Plan, under the Exchange Act.

                           (b) "Common Stock" shall mean the common stock, par
value $0.10 per share, of the Company.

                           (c) "Common Stock Purchase Agreement" shall mean that
certain Common Stock Purchase Agreement dated various dates from November 15 through November 27, 2000 between the Company and the purchasers named therein.

                           (d) "Company" shall have the meaning set forth in the
Preamble hereof.

                           (e) "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended.

                           (f) "Fair Market Value" of any shares of capital
stock shall mean the average of the daily closing prices per share for the 15 consecutive trading days immediately preceding the day as of which Fair Market Value is being determined. The closing price for each day shall be the last sale price regular way as reported in The Wall Street Journal or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through The Nasdaq Stock Market or through a similar organization if The Nasdaq Stock Market is no longer reporting such information. If the shares are not listed or admitted to trading on a national securities exchange or The Nasdaq Stock Market or similar organization, the Fair Market Value of any shares of capital stock shall mean the fair market value per share as determined in good faith by the Board of Directors of the Company.


                                  Exh. 4.2 - 3

                           (g) "Independent Third Party" shall mean any Person
other than the Company or any Affiliate thereof.

                           (h) "Marketable Securities" shall mean freely
tradable shares of a publicly traded company which (i) have either been registered for resale pursuant to an effective registration statement under the Securities Act or are eligible for sale pursuant to Rule 144(k) under the Securities Act and (ii) are not subject to an underwriter's lock-up or similar restriction on transfer.

                           (i) "Person" shall mean any individual, firm,
corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

                           (j) "Plan" shall have the meaning set forth in the
Preamble hereof.

                           (k) "Preferred Stock" shall mean the Class A
Preferred Stock, Second Series, no par value per share, of the Company.

                           (l) "Preferred Stock Purchase Agreement" shall mean
that certain Preferred Stock Purchase Agreement dated various dates from November 15 through November 27, 2000 between the Company and the purchasers named therein.

                           (m) "Realization Event" shall mean (i) a Sale of
TECSEC Stock in which the Company actually receives in respect of such TECSEC Stock cash and/or Marketable Securities for such TECSEC Stock or (ii) TECSEC Stock having become Marketable Securities. If a Sale of TECSEC Stock occurs in which the consideration per share of TECSEC Stock consists in whole or in part of securities or other assets or property other than Marketable Securities, such Sale of TECSEC shall not constitute a Realization Event and a Realization Event shall be deemed to have occurred at such time as such securities, assets or property other than Marketable Securities shall have been converted, exchanged or otherwise transferred for cash and/or Marketable Securities.

                           (n) "Return Premium" with respect to each share of
TECSEC Stock upon a Realization Event shall mean:

                                    (i) if such Realization Event occurs as a
                  result of a Sale of TECSEC Stock, the cash and/or Marketable Securities actually received by the Company in respect of such share of TECSEC Stock, but only a portion thereof representing the excess of (A) the amount of such cash plus the Fair Market Value of such Marketable Securities over (B) $83.25 per share of TECSEC Stock; and

                                    (ii) if such Realization Event occurs as a
                  result of such share of TECSEC Stock having become a Marketable Security, such share of TECSEC Stock, but only a portion thereof representing the excess of (A) the Fair Market Value of a share TECSEC Stock over (B) $83.25 per share of TECSEC Stock.


                                  Exh. 4.2 - 4

                           (o) "Right" or "Rights" shall have the meaning set
forth in the Recitals hereto.

                           (p) "Right Certificate" shall have the meaning set
forth in Section 2 hereof.

                           (q) "Sale of TECSEC Stock" means any transaction or
series of related transactions pursuant to which an Independent Third Party acquires any TECSEC Stock, whether pursuant to a merger, stock purchase, recapitalization, reorganization or redemption or acquisition of assets constituting all or substantially all of the assets of TECSEC and its Subsidiaries on a consolidated basis (provided, that in such acquisition of assets, the proceeds thereof are distributed to TECSEC stockholders).

                           (r) "Securities Act" shall mean the Securities Act of
1933, as amended.

                           (s) "Subsidiary" of any Person shall mean any
corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

                           (t) "TECSEC" shall mean TECSEC, Incorporated, a
Virginia corporation, and its successors.

                           (u) "TECSEC Common Stock" shall mean the common
stock, par value $.10 per share, of TECSEC.

                           (v) "TECSEC Preferred Stock" shall mean the Series A
Preferred Stock, par value $.10 per share, of TECSEC acquired by the Company pursuant to that certain TECSEC, Incorporated Series A Preferred Stock Purchase Agreement, dated November 10, 2000 by and between TECSEC and the Company.

                           (w) "TECSEC Stock" shall mean, collectively, the
TECSEC Preferred Stock and the TECSEC Common Stock issued or issuable upon conversion of such TECSEC Preferred Stock.

                  Section 2. Issuance of Right Certificates.

                           (a) Rights will be evidenced by a Right Certificate,
in substantially the form of Exhibit A or Exhibit B hereto, as applicable, evidencing the number of Rights set forth thereon (each, a "Right Certificate").

                           (b) Rights shall be issued with respect to (i)
Preferred Stock issued pursuant to the Preferred Stock Purchase Agreement and
(ii) Common Stock issued pursuant to the Common Stock Purchase Agreement.


                                  Exh. 4.2 - 5

                  Section 3. Form of Right Certificates. The Right Certificates shall be substantially the same as Exhibit A or Exhibit B hereto, as applicable, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.

                  Section 4. Countersignature and Registration.

                           (a) The Right Certificates shall be executed on
behalf of the Company by its Chairman or Co-Chairman of the Board, President or any Vice President, either manually or by facsimile signature. No Right Certificate shall be valid for any purpose unless so signed.

                           (b) The Company will keep or cause to be kept, at its
principal office books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

                  Section 5. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

                           (a) Any Right Certificate or Certificates may be
transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to a like number of Rights as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer). Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Company, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Company. The Company shall not be obligated to take any action whatsoever with respect to the transfer, split up, combination or exchange of any such surrendered Right Certificate until the registered holder thereof shall have completed and signed the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the beneficial owner thereof as the Company shall reasonably request. Thereupon the Company shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from the holders of Right Certificates of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of such Right Certificates.

                           (b) Upon receipt by the Company of (i) evidence
reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Right Certificate, and, (ii) in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and, (iii) at the Company's request, reimbursement to the Company of all reasonable expenses incidental thereto, and
(iv) upon surrender to the Company and cancellation of the Right Certificate if mutilated, the Company will

                                  Exh. 4.2 - 6
make and deliver a new Right Certificate of like tenor for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                  Section 6. Distribution of Realization Event Proceeds. Upon a Realization Event with respect to any shares of TECSEC Stock, the holder of each Right shall be entitled to receive in respect of such Right One Tenth of One Percent (0.1%) of the Return Premium received by the Company in respect of each such share of TECSEC Stock. The Company shall deliver to each holder of a Right such portion of the Return Premium to which such holder is entitled in respect of such Right upon a Realization Event within sixty (60) days following receipt thereof by the Company. Subject to TECSEC's approval, the Company hereby grants a security interest in the TECSEC Stock in favor of the holders of Rights as security for the Company's obligations under this Section 6.

                  Section 7. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered to the Company for the purpose of transfer, split up, combination or exchange shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Plan.

                  Section 8. Consolidation or Merger. The Rights shall survive any merger or other business combination.

                  Section 9. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and with every other holder of a Right that:

                           (a) the Right Certificates are transferable only on
the registry books of the Company if surrendered at the principal office of the Company, duly endorsed or accompanied by a proper instrument of transfer, together with payment (in cash, or by certified check or bank draft payable to the order of the Company) of any applicable transfer tax;

                           (b) the Company may deem and treat the person in
whose name a Right Certificate is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary; and

                           (c) neither the Right nor any Right Certificate has
been registered under the Securities Act. The holder of a Right, by acceptance thereof, represents that it is acquiring the Right Certificate and the Right evidenced thereby for its own account and not with a view to the distribution thereof, and agrees not to sell, transfer, pledge or hypothecate any Rights or Right Certificates unless a registration statement is effective for such Rights and/or Right Certificates under the Securities Act or in the opinion of the holder's counsel (which counsel and opinion shall be acceptable to the Company) such transaction is exempt from the registration requirements of the Securities Act.


                                  Exh. 4.2 - 7

                  Section 10. Rights Holder Not Deemed a Stockholder. No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any securities of the Company, any Subsidiary thereof or TECSEC.

                  Section 11. Notices. Notices or demands authorized by this Plan to be given or made by any holder of Rights to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until notice of another address is sent in writing to the holders of Rights in accordance with this Section 11) as follows:

                                    PubliCARD, Inc.
                                    620 Fifth Avenue
                                    New York, New York  10020
                                    Attention:  Secretary

Notices or demands authorized by this Plan to be given or made by the Company to any holder of Rights shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  Section 12. Supplements and Amendments. The Company may supplement or amend any provision of this Plan without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable, and which shall not adversely affect the interests of the holders of Rights. Any other supplement or amendment to this Plan may be made by the Company if the Company and holders of a majority of the outstanding Rights shall agree on the terms and conditions of such supplement or amendment.

                  Section 13. Successors. All the covenants and provisions of this Plan by or for the benefit of the Company and/or the holders of Rights shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 14. Benefits of this Plan. Nothing in this Plan shall be construed to give to any Person other than the Company and the registered holders of the Right Certificates any legal or equitable right, remedy or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company and the registered holders of the Right Certificates.

                  Section 15. Severability. If any term, provision, covenant or restriction of this Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 16. Governing Law. This Plan, each Right and each Right Certificate issued hereunder shall and for all purposes shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.


                                  Exh. 4.2 - 8

                  Section 17. Descriptive Headings. Descriptive headings of the several sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                            [signature page follows]

                                  Exh. 4.2 - 9

         IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly adopted as of the day and year first above written.

                                  PUBLICARD, INC.


                                  By: /s/ Antonio L. DeLise
                                      -----------------------------------------
                                      Antonio L. DeLise, Vice President
                                      and Secretary





                                  Exh. 4.2 - 10

                                                                       EXHIBIT A
                 [Form of Right Certificate for U.S. Investors]

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED
          FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS.
        THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF
          SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR
                                      LAWS.


Certificate No. R-                                            ___________ Rights


                                Right Certificate

                                 PUBLICARD, INC.

                  This certifies that____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Plan adopted as of November __, 2000 (the "Rights Plan") by PubliCARD, Inc., a Pennsylvania corporation (the "Company"), to receive that portion of the Return Premium payable in respect of a Right upon a Realization Event in accordance with the Plan upon presentation and surrender of this Right Certificate to the Company. Capitalized terms used but not defined in this Rights Certificate have the meanings given thereto in the Plan.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Plan which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Right Certificates. Copies of the Rights Plan are on file at the principal office of the Company.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Company, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing a like number of Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder. The Rights evidenced by this Right Certificate may be transferred, in whole or in part, upon surrender of this Right Certificate at the office of the Company, with the Form of Assignment duly executed by the registered holder. If the Rights evidenced by this Right Certificate shall be transferred or exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not transferred.


                                  Exh. 4.2 - 11

                  No holder of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any securities of the Company, any Subsidiary or TECSEC, Incorporated.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of November __, 2000.

ATTEST:                                      PUBLICARD, INC.


_____________________________                By______________________________
        Secretary                            Title:


                   [FORM OF REVERSE SIDE OF RIGHT CERTIFICATE]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
            holder desires to transfer the Rights represented by the
                              Right Certificates.)

FOR VALUE RECEIVED__________________________________  hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                  (Please print name and address of transferee)


                                  Exh. 4.2 - 12
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint______________________Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:__________________ , 20____

                                      ------------------------------------------
                                      Signature
Signature Guaranteed:

                                     NOTICE

                  The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.



                                  Exh. 4.2 - 13

                                                                       EXHIBIT B

                [Form of Right Certificate for Foreign Investors]

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF OTHER JURISDICTIONS
      AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR THE
       ACCOUNT OR BENEFIT OF, "U.S. PERSONS " (AS DEFINED IN REGULATION S
         PROMULGATED UNDER THE SECURITIES ACT) EXCEPT IN ACCORDANCE WITH
        REGULATIONS UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION OF
       THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE
       EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


Certificate No. R-                                            ___________ Rights


                                Right Certificate

                                 PUBLICARD, INC.

                  This certifies that____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Plan adopted as of November __, 2000 (the "Rights Plan") by PubliCARD, Inc., a Pennsylvania corporation (the "Company"), to receive that portion of the Return Premium payable in respect of a Right upon a Realization Event in accordance with the Plan upon presentation and surrender of this Right Certificate to the Company. Capitalized terms used but not defined in this Rights Certificate have the meanings given thereto in the Plan.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Plan which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Right Certificates. Copies of the Rights Plan are on file at the principal office of the Company.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Company, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing a like number of Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder. The Rights evidenced by this Right Certificate may be transferred, in whole or in part, upon surrender of this Right Certificate at the office of the Company, with the Form of Assignment duly executed by the registered holder. If the Rights evidenced by this Right Certificate shall be transferred or exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not transferred.

                                  Exh. 4.2 - 14

                  No holder of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any securities of the Company, any Subsidiary or TECSEC, Incorporated.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of November __, 2000.

ATTEST:                                       PUBLICARD, INC.


_____________________________                 By______________________________
         Secretary                            Title:


                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
            holder desires to transfer the Rights represented by the
                              Right Certificates.)

FOR VALUE RECEIVED__________________________________  hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                  (Please print name and address of transferee)


                                  Exh. 4.2 - 15
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint______________________Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:__________________ , 20____

                                   ---------------------------------------------
                                   Signature
Signature Guaranteed:

                                     NOTICE

                  The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.



                                  Exh. 4.2 - 16